Exhibit 10.8

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (this “Agreement”) is entered into as of July 11, 2013, by and between Walker Digital Management, LLC, a Delaware limited liability company (“WD Management”), and GlobalOptions Group, Inc., a Delaware corporation (“GlobalOptions”).  This Agreement shall become effective as of the Effective Time (as defined in the below referenced Merger Agreement).

WHEREAS, Walker Digital, LLC (“Walker Digital”), Walker Digital Holdings, LLC (“WD Holdings”), GlobalOptions and GO Merger Sub LLC (“Merger Sub”) are parties to a certain Agreement and Plan of Merger, dated as of July 11, 2013 (the “Merger Agreement”), pursuant to which Merger Sub shall merge with and into WD Holdings, with WD Holdings surviving the merger as a wholly-owned subsidiary of GlobalOptions;

WHEREAS, WD Management is a wholly-owned subsidiary of Walker Digital;

WHEREAS, WD Management is willing to provide certain services to GlobalOptions as set forth herein, and GlobalOptions is willing to provide certain services to WD Management as set forth herein; and

WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Merger Agreement is the execution by the parties hereto of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             WD Management Services.

(a)           WD Management shall provide the services indicated on Schedule A attached hereto to GlobalOptions for the fees set forth opposite the respective services on such Schedule A.  WD Management and GlobalOptions acknowledge that it is impracticable to describe on such Schedule A the exact nature of and all details relating to the services intended to be provided by WD Management to GlobalOptions under this Agreement.  WD Management and GlobalOptions agree that the intent of this Section 1 is that WD Management provide to GlobalOptions the services described generally on the attached Schedule A in the same manner as WD Management currently provides such services.  WD Management and GlobalOptions shall cooperate with each other in good faith to determine the details concerning, and the exact means of providing, the services referred to on Schedule A attached hereto.  WD Management and GlobalOptions may add services or delete services or modify or amend such Schedule A from time to time by mutual written agreement.

(b)           GlobalOptions shall pay WD Management monthly for the services described on Schedule A attached hereto, for each respective service or component thereof, in the amounts set forth on such Schedule A.  Monthly fees for services which are provided only for a portion of any calendar month shall be pro-rated accordingly.  WD Management shall invoice GlobalOptions monthly for the fees for the services provided under this Agreement, and GlobalOptions shall pay such invoices within thirty (30) days after receipt of the invoice.

(c)           Subject to the terms of Section 5, WD Management shall provide to GlobalOptions the services indicated on the attached Schedule A until such services are terminated pursuant to this Agreement.

2.             WD Management Level of Services.

(a)           WD Management shall use the same degree of care in providing services under this Agreement as it uses in providing similar services within its own business organization.

(b)           In no event shall WD Management be liable for (i) any error or omission in rendering such services, or defect in the services rendered, except to the extent such error, omission or defect is attributable to the gross negligence or willful misconduct of WD Management or (ii) any indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if WD Management has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)           WD Management shall be excused from its obligation to provide any services under this Agreement in the event and to the extent that its ability to provide such services is delayed or prevented by any circumstances beyond its control, such as fire, flood, epidemic, act of God, labor dispute or civil disturbance.

3.             GlobalOptions Services.

(a)           GlobalOptions shall provide the services indicated on Schedule B attached hereto to WD Management for the fees set forth opposite the respective services on such Schedule B.  WD Management and GlobalOptions acknowledge that it is impracticable to describe on such Schedule B the exact nature of and all details relating to the services intended to be provided by GlobalOptions to WD Management under this Agreement.  WD Management and GlobalOptions agree that the intent of this Section 3 is that GlobalOptions provide to WD Management the services described generally on the attached Schedule B in the same manner as GlobalOptions currently provides such services.  WD Management and GlobalOptions shall cooperate with each other in good faith to determine the details concerning, and the exact means of providing, the services referred to on Schedule B attached hereto.  WD Management and GlobalOptions may add services or delete services or modify or amend such Schedule B from time to time by mutual written agreement.

(b)           WD Management shall pay GlobalOptions monthly for the services described on Schedule B attached hereto, for each respective service or component thereof, in the amounts set forth on such Schedule B.  Monthly fees for services which are provided only for a portion of any calendar month shall be pro-rated accordingly.  GlobalOptions shall invoice WD Management monthly for the fees for the services provided under this Agreement, and WD Management shall pay such invoices within thirty (30) days after receipt of the invoice.

(c)           Subject to the terms of Section 5, GlobalOptions shall provide to WD Management the services indicated on the attached Schedule B until such services are terminated pursuant to this Agreement.

4.            GlobalOptions Level of Services.

(a)           GlobalOptions shall use the same degree of care in providing services under this Agreement as it uses in providing similar services within its own business organization.

(b)           In no event shall GlobalOptions be liable for (i) any error or omission in rendering such services, or defect in the services rendered, except to the extent such error, omission or defect is attributable to the gross negligence or willful misconduct of GlobalOptions or (ii) any indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if GlobalOptions has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)           GlobalOptions shall be excused from its obligation to provide any services under this Agreement in the event and to the extent that its ability to provide such services is delayed or prevented by any circumstances beyond its control, such as fire, flood, epidemic, act of God, labor dispute or civil disturbance.

5.            Termination.

(a)           Either WD Management or GlobalOptions shall have the right to terminate this Agreement, as follows:

(i)           upon written notice thereof to the other party, if:

(A)           the other party has breached any material obligation under this Agreement and has not cured such breach within fifteen (15) days after delivery by the non-breaching party to the breaching party of written notice describing such breach; or

(B)           the other party shall become the subject of a voluntary or involuntary petition under federal or state bankruptcy or similar laws; or

(ii)           upon ninety (90) days’ prior written notice of such termination to the other party.

(b)           Unless otherwise set forth on Schedule A attached hereto, GlobalOptions shall have the right to terminate the provision by WD Management of any services indicated on such Schedule A by delivery of thirty (30) days’ prior written notice of such termination to WD Management.

(c)           Unless otherwise set forth on Schedule B attached hereto, WD Management shall have the right to terminate the provision by GlobalOptions of any services indicated on such Schedule B by delivery of thirty (30) days’ prior written notice of such termination to GlobalOptions.

(d)           Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate upon such date that Walker Digital no longer holds at least a majority of the outstanding voting power of GlobalOptions; provided, however, that any provision of legal services under this Agreement shall automatically terminate upon such date that WD Management is no longer an affiliate of GlobalOptions in accordance with the State of Connecticut Rules of Professional Conduct.

6.             Confidentiality. The parties agree that certain information supplied by each to the other during the provision of services under this Agreement may be proprietary or confidential. Any such information that is marked or otherwise reasonably identified by the providing party as proprietary or confidential shall be held in confidence by the receiving party and shall be used only for the purposes intended.  The restrictions of this Section 6 shall not apply to information that: (a) the receiving party can demonstrate was obtained by the receiving party, without restrictions on use or disclosure, from a third party free to disclose it without obligation to the disclosing party; (b) is or becomes publicly known, through no wrongful act of the receiving party; (c) the receiving party can demonstrate was developed independently by such party without reference to proprietary or confidential information received hereunder; or (d) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law; provided that, before making such disclosure, the receiving party shall give the disclosing party a reasonable opportunity to interpose an objection and/or take action to ensure confidential handling of such information. The obligations of this Section 6 shall survive any termination of this Agreement.

7.             Indemnification.

(a)           WD Management shall indemnify, defend and hold harmless GlobalOptions, its affiliates and their respective directors, officers, employees, agents and representatives from and against any and all claims, actions, demands, judgments, losses, liabilities, damages, costs, expenses and fees (including reasonable attorneys’ fees and the cost of enforcing this indemnity) (collectively, “Losses”) arising out of or resulting from: (a) the gross negligence or willful misconduct of WD Management; and (b) a breach by WD Management of any provision of this Agreement.

(b)           GlobalOptions shall indemnify, defend and hold harmless WD Management, its affiliates and their respective directors, officers, employees, agents and representatives from and against any and all Losses arising out of or resulting from: (a) the gross negligence or willful misconduct of GlobalOptions; and (b) a breach by GlobalOptions of any provision of this Agreement.

8.            Relationship Between the Parties. The employees, agents or representatives of WD Management providing services to GlobalOptions under this Agreement shall not be deemed employees, agents or representatives of GlobalOptions.  The employees, agents or representatives of GlobalOptions providing services to WD Management under this Agreement shall not be deemed employees, agents or representatives of WD Management.  Neither party, nor its employees, agents or representatives, is authorized to act on behalf of or to bind the other party in any manner whatsoever.

9.             Miscellaneous

(a)           This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  Neither this Agreement nor the rights or obligations of the parties hereunder may be assigned, subleased or transferred (by operation of law or otherwise) by either party without the express written consent of the other party, which consent shall not be unreasonably withheld.

(b)           Nothing in this Agreement shall be construed to limit the lawful remedies available to either party in the event of breach of any provision of this Agreement, the provisions of which may be enforced by any right or remedy available at law or in equity.

(c)           All notices, requests, consents, instructions and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

(i)	If to WD Management:

Walker Digital Management, LLC
Two High Ridge Park
Stamford, CT 06905
Attn: Counsel
Email: Legal@walkerdigital.com

(ii)           If to GlobalOptions:

GlobalOptions Group, Inc.
Two High Ridge Park
Stamford, CT 06905
Attn: Gary A. Greene, Chief Operating Officer and General Counsel
Email: GGreene@WalkerDigital.com

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.

(d)           This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(e)           This Agreement may be modified or amended only by the mutual written agreement of WD Management and GlobalOptions.

(f)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Each of the parties (i) submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each party hereto agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9(c); provided, that nothing in this Section 9(f) shall affect the right of any party hereto to serve such summons, complaint or other initial pleading in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the parties have caused this Shared Services Agreement to be executed as of the date first written above.

WALKER DIGITAL MANAGEMENT, LLC

By:	/s/ Jay S. Walker
	Name:	Jay S. Walker
	Title:	Authorized Person

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
	Name:	Harvey W. Schiller
	Title:	Chairman and CEO

Schedule A

WD Management Schedule of Services

Description of Services

•	Computer Maintenance

•	Computer Services

•	Computer Software & Licenses

•	Computer Supplies

•	Equipment Rental

•	Office Services

•	Office Supplies

•	Postage & Delivery

•	Mail room, IT Support and Bookkeeping Services

•	Telephone

•	Insurance

•	Office Space

•	Utilities

Monthly Fees

Monthly fees payable by GlobalOptions to WD Management for each of the above-listed services shall be an amount equal to WD Management’s cost of providing such service.

Schedule B

GlobalOptions Schedule of Services

Description of Services	Monthly Fees
Intellectual Property Management	$55 per hour, not to exceed 20 hours per month.
Contract Management	$80 per hour, not to exceed 20 hours per month.
Contract drafting and negotiations	$100 per hour, not to exceed 20 hours per month.
General Legal Services	$150 per hour, not to exceed 20 hours per month.
General Finance Support	$150 per hour, not to exceed 20 hours per month.

Costs of the services set forth on this Schedule B are subject to change as of January 1, 2014.